Sub-Advisory Agreement

Between

Drexel Hamilton Investment Partners, LLC and Four Capital Partners Limited

This sub-advisory agreement (“Sub-Advisory Agreement”), dated as of July 13th, 2011, by and between Drexel Hamilton Investment Partners, LLC a Pennsylvania formed company (the “Adviser”) and Four Capital Partners Limited, a UK limited company (the “Sub-Adviser”).

WHEREAS, Adviser has entered into an Investment Management Agreement dated July 12th, 2011 (the “IMA”) with Drexel Hamilton Mutual Funds organized as a Delaware statutory trust (the “Trust”);

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “IC Act”), as an open-end, management investment company;

WHEREAS, pursuant to the IMA, and subject to the direction and control of the Trust’s board of trustees (the “Board”), the Adviser acts as investment adviser to the Fund;

WHEREAS, the IMA permits the Adviser, subject to the supervision of the Board, to delegate certain of its duties under the IMA to other registered investment advisers subject to the requirements of the IC Act;

WHEREAS, it is intended that the Fund be a third-party beneficiary under this Sub-Advisory Agreement; and

WHEREAS, Adviser desires to retain the Sub-Adviser to furnish investment advisory services for the Fund and Sub-Adviser is willing to provide those services on the terms and conditions set forth in this Sub-Advisory Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Adviser and the Sub-Adviser hereby agree as follows:

1)	APPOINTMENT; DELIVERY OF DOCUMENTS.

(a)

The Adviser hereby appoints and employs Sub-Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in the Fund and, without limiting the generality of the foregoing, to provide other services as specified herein.

(b)	The Sub-Adviser accepts this employment and agrees to render its services for the compensation set forth herein.

(c)

In connection therewith, the Adviser has delivered to the Sub-Adviser copies of (i) the Fund’s Bylaws (collectively, as amended from time to time, “Charter Documents”), (ii) the Fund’s current Prospectuses and Statements of Additional Information for the Fund (collectively, as currently in effect and as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the IC Act, (iii) each current shareholder service plan or similar document adopted by the Fund (“Service Plan”); and (iv) all procedures adopted by the Fund with respect to the Fund (e.g., repurchase agreement procedures), and shall promptly furnish the Sub-Adviser with all amendments of or supplements to the foregoing.

The Adviser shall deliver to the Sub-Adviser: (x) a certified copy of the resolution of the Board appointing the Sub-Adviser and authorizing the execution and delivery of this Sub-Advisory Agreement; (y) a copy of all proxy statements and related materials relating to the Fund; and (z) any other documents, materials or information that the Sub-Adviser shall reasonably request to enable it to perform its duties pursuant to this Sub-Advisory Agreement.

(d)

The Sub-Adviser has delivered to the Adviser and the Fund (i) a copy of its Form ADV as most recently filed with the SEC; (ii) a copy of its code of ethics complying with the requirements of Rule 17j-1 under the IC Act (“Code of Ethics”); and (iii) a copy of its compliance manual pursuant to applicable regulations, including its proxy voting policies and procedures, which will be included in the Fund’s registration statement. The Sub-Adviser shall promptly furnish the Adviser and Fund with all amendments of or supplements to the foregoing at least annually.

2)	DUTIES OF THE ADVISER

In order for the Sub-Adviser to perform the services required by this Sub-Advisory Agreement, the Adviser (i) shall cause all service providers to the Fund to furnish information to the Sub-Adviser and assist the Sub-Adviser as may be required and (ii) shall ensure that the Sub-Adviser has reasonable access to all records and documents maintained by the Fund, the Adviser or any service provider to the Fund and (iii) shall deliver to the Sub-Adviser all material it provides to the Board in accordance with the IMA.

3)	DUTIES OF THE SUB-ADVISER

(a)

The Sub-Adviser will make decisions with respect to all purchases and sales of securities and other investment assets in the Fund to the extent such authority is delegated by the Adviser. To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Fund, for the account of, at the risk of and in the name of the Fund, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities and other investments for the Fund, the Sub-Adviser is authorized to exercise full discretion and act for the Fund in the same manner and with the same force and effect as the Fund might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, including voting of proxies with respect to securities owned by the Fund, subject to such proxy voting policies as approved by the Board.

(b)

Subject to the supervision of the Adviser and the Board, the Sub-Adviser is authorized and directed to establish and maintain accounts on behalf of the Fund, place orders for the purchase and sale of investments with or through such persons, brokers or dealers as the Sub-Adviser may elect, and negotiate commissions to be paid on such transactions. In selecting brokers or dealers and placing orders, the Sub-Adviser will seek to obtain the most favorable combination of price and execution available (considering all factors it deems relevant including price, size of transaction, nature of the market for the security, amount of commission, if any, timing, reputation of broker or dealer and other factors), except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as provided below.

The Sub-Adviser may cause the Fund to pay a broker that provides brokerage and research services to the Sub-Adviser a commission in excess of the commission that another broker would have charged for effecting that transaction provided (i) the Sub-Adviser determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker in the terms of the particular transaction or in terms of the Sub-Adviser’s overall responsibilities with respect to the Fund and the other accounts as to which the Sub-Adviser exercises investment discretion, (ii) such commission is paid in compliance with all applicable state and federal laws, including Section 28(e) of the Securities Exchange Act of 1934, as amended, and in accordance with this Agreement, and (iii) in the opinion of the Sub-Adviser, the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.

To the extent not prohibited by applicable laws and regulations, if the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other customers, the Sub-Adviser may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of these securities and the expenses incurred in the transaction will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers.

(c)

The Sub-Adviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates, if orders are allocated in a manner deemed equitable by the Sub-Adviser among the accounts and at a price approximately averaged. The Sub-Adviser agrees that (i) it will not aggregate transactions unless aggregation is consistent with its duty to seek best execution; (ii) no account will be favored over any other account; each account participating in an aggregated order will participate at the average share price for all transactions in that security or a given business day, with transaction costs shared pro-rata based on each account’s participation in the transaction; and (iii) allocations will be made in accordance with the Sub-Adviser’s compliance policies and procedures.

(d)

The Sub-Adviser will report to the Board at each meeting thereof as requested by the Adviser or the Board all material changes in the Fund since the prior report, and will also keep the Board and the Adviser informed of important developments affecting the Fund, the Fund and the Sub-Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Sub-Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund’s holdings, the industries in which they engage, the economic, social or political conditions prevailing in each country in which the Fund maintains investments, or otherwise. The Sub-Adviser will also furnish the Board and the Adviser with such statistical and analytical information with respect to investments of the Fund as the Sub-Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities and other investment assets for the Fund, the Sub-Adviser will bear in mind the policies and procedures set from time to time by the Board as well as the limitations imposed by the Charter Documents and Registration Statement, the limitations in the IC Act, the Securities Act, the Internal Revenue Code of 1986, as amended, and other applicable laws and the investment objectives, policies and restrictions of the Fund.

(e)

The Sub-Adviser will from time to time employ or associate with such persons as the Sub-Adviser believes to be particularly fitted to assist in the execution of the Sub-Adviser’s duties hereunder, the cost of performance of such duties to be borne and paid by the Sub-Adviser. No obligation may be incurred on the Fund’s or Adviser’s behalf in any such respect.

(f)

The Sub-Adviser will report to the Board and the Adviser all material matters related to the Sub-Adviser. On an annual basis, the Sub-Adviser shall report on its compliance with its Code of Ethics and its compliance policies and procedures to the Adviser and to the Board and upon the written request of the Adviser or the Fund, the Sub-Adviser shall permit the Adviser and the Fund, or their respective representatives to examine the reports required to be made to the Sub-Adviser under its Code of Ethics and its compliance policies and procedures. The Sub-Adviser will notify the Adviser and the Fund in writing of any change of control of the Sub-Adviser at least 90 days prior to any such changes and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Adviser, (prior to or promptly after such change).

(g)

The Sub-Adviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Fund under the IC Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Adviser pursuant to this Sub-Advisory Agreement required to be prepared and maintained by the Sub-Adviser or the Fund pursuant to applicable law. To the extent required by law, the books and records pertaining to the Fund, which are in possession of the Sub-Adviser, shall be the property of the Fund. The Adviser and the Fund, or their respective representatives, shall have access to such books and records at all times during the Sub-Adviser’s normal business hours. Upon the reasonable request of the Adviser or the Fund, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Adviser and the Fund, or their respective representatives.

(h)

The Sub-Adviser will cooperate with the Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties.

(i)

The Sub-Adviser will provide the Fund’s custodian and fund accountant on each business day with such information relating to all transactions concerning the Fund’s assets under the Sub-Adviser’s control as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, the Sub-Adviser is responsible for assisting in the fair valuation of all Fund assets and will use its reasonable efforts to arrange for the provision of prices from parties who are not affiliated persons of the Sub-Adviser for each asset for which the Fund’s fund accountant does not obtain prices in the ordinary course of business.

(j)

The Sub-Adviser shall authorize and permit any of its directors, officers and employees who may be elected as officers or board members of the Fund to serve in the capacities in which they are elected.

(k)

The Sub-Adviser shall not consult with any other sub-adviser of any other series of the Trust concerning transactions of the Trust or any other series of the Trust in which (a) the Sub-Adviser of any of its affiliated persons serves as principal underwriter, or (b) such other sub-adviser or any of its affiliated persons serves as principal underwriter.

4)	TRUST’S NAME; ADVISER’S NAME

The Sub-Adviser will have no rights relating to the Trust’s name, the Fund’s name or in the name “Drexel Hamilton” as it is used in connection with investment products, services or otherwise, and the Sub-Adviser will make no use of such names without the express written consent of the Trust, the Fund or the Adviser, as the case may be; provided that notwithstanding anything in this Sub-Advisory Agreement, the Sub-Adviser shall be entitled to use the Fund’s name and the name “Drexel Hamilton” in Form ADV or any other document required to be filed with any governmental agency or self-regulatory organization and in connection with performing its obligations under this Sub-Advisory Agreement.

5)	INDEPENDENT CONTRACTOR

The Sub-Adviser will be an independent contractor in performing its duties under this Sub-Advisory Agreement and unless otherwise expressly provided herein or otherwise authorized in writing, will have no authority to act for or represent the Trust, the Fund or the Adviser in any way or otherwise be deemed an agent of the Trust, the Fund or the Adviser.

6)	COMPENSATION; EXPENSES

(a)

In consideration of the foregoing and with respect to the Fund, the Sub-Adviser shall be entitled to a fee as specified in Appendix A hereto. Such fees shall be accrued by the Adviser or the Fund’s administrator daily and shall be payable monthly in arrears on the first business day of each calendar month for services performed hereunder during the prior calendar month. If fees begin to accrue in the middle of a month or if this Sub-Advisory Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Sub-Advisory Agreement with respect to the Fund, the Adviser or fund administrator shall pay to the Sub-Adviser such compensation as shall be payable prior to the effective date of termination.

(b)

During the term of this Sub-Advisory Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Sub-Advisory Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund. The Sub-Adviser shall, at its sole expense, employ or associate itself with such persons as it reasonably believes to be particularly fitted to assist it in the execution of its duties under the Sub-Advisory Agreement. Except as set forth in Appendix A, the Sub-Adviser shall not be responsible for the Fund’s or the Adviser’s expenses, including any extraordinary and non-recurring expenses.

7)	STANDARD OF CARE

(a)

The Adviser shall expect of the Sub-Adviser, and the Sub-Adviser will give the Adviser and the Fund the benefit of, the Sub-Adviser’s best judgment and efforts in rendering its services hereunder. The Sub-Adviser shall not be liable to the Adviser or the Fund hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Adviser or the Fund to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser’s duties hereunder, or by reason of the Sub-Adviser’s reckless disregard of its obligations and duties hereunder.

(b)

The Sub-Adviser shall not be liable to the Adviser or the Fund for any action taken or failure to act in good faith reliance upon: (i) information, instructions or requests, whether oral or written, with respect to the Fund made to the Sub-Adviser by a duly authorized officer of the Adviser or the Fund; (ii) the advice of counsel to the Fund; and (iii) any written instruction or certified copy of any resolution of the Board.

(c)

The Sub-Adviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Sub-Advisory Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Sub-Adviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

(d)

The Sub-Adviser shall indemnify the Adviser and the Trust, and their respective officers, directors and “controlling persons” (within the meaning of Section 2(a)(9) of the IC Act), for any liability and reasonable expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Sub-Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties or obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the Commodity Exchange Act. The Adviser shall indemnify the Sub-Adviser and its officers, directors and “controlling persons” (within the meaning of Section 2(a)(9) of the IC Act) for any liability and reasonable expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties and obligations hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the Commodity Exchange Act.

(e)

The parties hereto acknowledge and agree that the Fund is a third-party beneficiary as to the covenants, obligations, representations and warranties undertaken by the Sub-Adviser under this Sub-Advisory Agreement and as to the rights and privileges to which the Adviser is entitled pursuant to this Sub-Advisory Agreement, and that the

Fund is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

8)	EFFECTIVENESS, DURATION AND TERMINATION

(a)

This Sub-Advisory Agreement shall become effective with respect to the Fund immediately upon the later of approval by a majority of the Trust’s Board members who are not parties to this Sub-Advisory Agreement or interested persons of any such party (other than as Board members of the Trust) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Fund.

(b)

This Sub-Advisory Agreement shall remain in effect with respect to the Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive annual periods with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, and, in either case, (ii) by a majority of the Trust’s Board members who are not parties to this Sub-Advisory Agreement or interested persons of any such party (other than as Board members of the Trust); provided further, however, that if the continuation of this Sub-Advisory Agreement is not approved as to the Fund, the Sub-Adviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the IC Act and the rules and regulations thereunder.

(c)

This Sub-Advisory Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, (i) by the Board, by a vote of a majority of the outstanding voting securities of the Fund or by the Adviser on no less than 60 days’ written notice to the Sub-Adviser or (ii) by the Sub-Adviser on no less than 60 days’ written notice to the Fund. This Sub-Advisory Agreement shall terminate immediately (x) upon its assignment or (y) upon termination of the IMA.

9)	ACTIVITIES OF THE SUB-ADVISER

(a)

Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Sub-Adviser’s right, or the right of any of the Sub-Adviser’s directors, officers or employees to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

(b)	The Sub-Adviser shall not, without prior written consent of the Adviser:

launch, promote or market on its own behalf any US registered investment company with substantially identical investment objectives and policies as those of Drexel Hamilton Mutual Funds or any fund which is a series of the Trust; and/or manage any segregated investment portfolios for the Adviser’s clients or bona-fide client prospects domiciled in the US with substantially identical investment objectives and policies as those of the Trust or any fund which is a series of the Trust without compensation equal to 20% of the income or fees achieved by the Sub-Adviser as a third party marketing fee payable to the Adviser.

10)	REPRESENTATIONS OF SUB-ADVISER

The Sub-Adviser represents and warrants to the Adviser that:

(a)

It is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”) (and will continue to be so registered for so long as this Sub-Advisory Agreement remains in effect);

(b)	It is not prohibited by the IC Act or the Advisers Act from performing the services contemplated by this Sub-Advisory Agreement;

(c)

It has met, and will seek to continue to meet for so long as this Sub-Advisory Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Sub-Advisory Agreement;

(d)

It will promptly notify the Adviser and the Fund of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the IC Act or otherwise;

(e)	The Sub-Adviser is a limited company duly organized and validly existing under the laws of the United Kingdom with the power to carry on its business as it is now being conducted;

(f)	The Sub-Adviser will provide a back-up certification in a form reasonably satisfactory to each party relating to each annual and semi-annual report filed on Form N-CSR by the Trust;

(g)

The Sub-Adviser has adopted, maintains and implements written compliance policies and procedures as required by Rule 206(4)-7 of the Advisers Act, including written policies and procedures with regard to the protection of customer records and information, as required by Regulation S-P. The Sub-Adviser will provide the Adviser with a summary of its policies and procedures and, upon reasonable request by the Adviser, shall either (i) certify that the Sub-Adviser has complied in all material respects with such policies and procedures or (ii) provide a written report to the Adviser describing any material violations of such policies and procedures; and

(h)	The Sub-Adviser has adopted proxy voting policies which comply in all material respects with the requirements of the 1940 Act.

11)	REPRESENTATIONS OF ADVISER

The Adviser represents, warrants and covenants to the Sub-Adviser, as follows:

(a)	The Adviser is registered as an investment adviser under the Advisers Act;

(b)	The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Pennsylvania with the power to carry on its business as it is now being conducted;

(c)

The execution, delivery and performance by the Adviser of this Sub-Advisory Agreement are within its powers and have been duly authorized by all necessary action, and the Adviser has caused to be taken all necessary action under the Advisory Agreement and the 1940 Act to authorize the appointment of the Sub-Adviser under this Agreement, and no action or filing with any governmental body, agency or official is required for the execution, delivery and performance of this Sub-Advisory Agreement;

(d)	This Agreement is a valid and binding agreement of the Adviser and the Trust on behalf of the Fund;

(e)	The IMA permits the Adviser to delegate the duties of the Sub-Adviser set forth herein to a sub-adviser; and

(f)

The Adviser has provided to the Sub-Adviser the Trust’s current Registration Statement on Form N-1A and agrees to provide the Sub-Adviser with all supplements or amendments thereto and to advise the Sub-Adviser promptly in writing of any changes in the Fund’s investment policies or restrictions.

12)	SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All representations and warranties made by the parties pursuant to Sections 10 and 11 will survive for the duration of this Sub-Advisory Agreement, and the Sub-Adviser and the Adviser will immediately notify the other party hereto and the Trust in writing upon becoming aware that any of the foregoing representations and warranties made by it are no longer true.

13)	LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

The Board members of the Trust and the shareholders of the Fund shall not be liable for any obligations of the Fund under this Sub-Advisory Agreement, and the Sub-Adviser agrees that, in asserting any rights or claims under this Sub-Advisory Agreement, it shall look only to the assets and property of the Fund to which the Sub-Adviser’s rights or claims relate in settlement of such rights or claims, and not to the Board members of the Trust or the shareholders of the Fund.

14)	CONFIDENTIALITY

Subject to the duties of the Sub-Adviser to comply with applicable laws, including any demand of any regulatory or taxing authority having jurisdiction or under compulsory process of law, the Sub-Adviser shall, during the term of this Sub-Advisory Agreement and for a period of 5 years thereafter, treat as confidential all non-public information pertaining to the Fund and the actions of the Sub-Adviser, the Adviser and the Trust in respect thereof. Information disclosed in voluntary and required reports to shareholders of the Trust and to regulatory authorities or otherwise in the public domain other than by action of the Sub-Adviser is deemed to be public information. The Sub-Adviser agrees to adhere to the privacy policies adopted by the

Corporation pursuant to Regulation S-P under the Gramm-Leach-Bliley Act. The Sub-Adviser has adopted, implemented and agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information, and to ensure proper disposal of such information, relating to Fund shareholders in compliance with Regulation S-P. The Sub-Adviser will not share any nonpublic personal information concerning Fund shareholders with any other party except as necessary for the performance of duties under this Sub-Advisory Agreement or as required by law or allowed under one of the exceptions set forth in Regulation S-P.

15)	MISCELLANEOUS

(a)

No provisions of this Sub-Advisory Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and approved by the Fund in the manner set forth in Section 6(b) hereof.

(b)	Neither party to this Sub-Advisory Agreement shall be liable to the other party for consequential damages under any provision of this Sub-Advisory Agreement.

(c)	This Sub-Advisory Agreement shall be governed by, and the provisions of this Sub-Advisory Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

(d)	This Sub-Advisory Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

(e)	This Sub-Advisory Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(f)

If any part, term or provision of this Sub-Advisory Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Sub-Advisory Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Sub-Advisory Agreement shall be construed as if drafted jointly by both the Adviser and Sub-Adviser and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Sub-Advisory Agreement.

(g)	Section headings in this Sub-Advisory Agreement are included for convenience only and are not to be used to construe or interpret this Sub-Advisory Agreement.

(h)

Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(i)	No affiliated person, employee, agent, director, officer or manager of the Sub-Adviser shall be liable at law or in equity for the Sub-Adviser’s obligations under this Sub-Advisory Agreement.

(j)	The terms “vote of a majority of the outstanding voting securities”, “interested person”, “affiliated person,” “control” and “assignment” shall have the meanings ascribed thereto in the IC Act.

(k)

Each of the undersigned warrants and represents that he or she has full power and authority to sign this Sub-Advisory Agreement on behalf of the party indicated and that his or her signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Sub-Advisory Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

16)	EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be duly executed all as of the day and year first above written.

Drexel Hamilton Investment Partners, LLC

/Andrew Bang/
Name: Andrew Bang
Title: Managing Director

Four Capital Partners Limited

/Derrick W Dunne/
Name: Derrick W Dunne
Title: Director

APPENDIX A

Drexel Hamilton FOUR European Equity Fund

Sub-Advisory Fee:

The lesser amount of 0.45% (45 basis points) on all institutional share class assets held in the Fund or 9/19ths of the net management fee received by the Adviser from the Fund after giving effect to any contractual or voluntary expense cap borne by the Adviser.

Fees will be accrued daily on the basis of the daily valuation of the Fund. Fees will be calculated by the Administrator as set forth in the Prospectus. Fees will be billed in arrears for each quarter and payable in US Dollars within 30 days after quarter end and upon receipt of an invoice by the Adviser. Fees will be pro rated upon termination.

The Adviser may recoup any waived amount of fees or expenses from the Fund if such recoupment does not cause the Fund to exceed existing expense limitations and the recoupment is effected within three years after the year in which the Adviser incurred such expense or made such waiver. The Sub-Adviser is eligible to recoup from the Adviser a proportional amount of the Adviser’s recoupment, according to the sub-advisory fee share detailed in this Appendix A.

Executed as of this 13th day of July, 2011.

Drexel Hamilton Investment Partners, LLC

/Andrew Bang/
Name: Andrew Bang
Title: Managing Director

Four Capital Partners Limited

/Derrick W Dunne/
Name: Derrick W Dunne
Title: Director